SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 17, 2002


                                   AGWAY INC.
                                   ---------
             (Exact name of registrant as specified in its charter)


DELAWARE                             2-22791                          15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                     (IRS Employer
of incorporation)                  Identification No.)              File Number)



333 BUTTERNUT DRIVE, DEWITT, NEW YORK                                      13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6436

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Effective June 14, 2002, the Board of Directors (the "Board") of Agway Inc. (the "Company") determined to suspend the Company's historic practice of repurchasing, at face value, eligible Agway Inc. subordinated debentures prior to maturity and preferred stock when presented for repurchase. As disclosed in the Company's periodic reports and the prospectuses relating to the sale of those securities, the Company was under no obligation to repurchase such securities, retained the right to stop or suspend this practice at any time, and could be required to stop or suspend this practice if the conditions of its primary credit agreement with a syndicated group of lenders (the "Credit Agreement") were not satisfied.

The primary reason for the Board's decision to suspend the Company's repurchase of eligible Agway Inc. subordinated debentures and Agway Inc. preferred stock is to preserve the Company's liquidity during the implementation phase of its planned divestiture of certain business operations (discussed below) and to provide the Company with greater flexibility in the event those divestitures do not go as planned. In addition, because the Company is not currently actively raising capital through new sales of securities, the Board determined that suspending the Company's repurchase practice would become necessary in the near future in order to allow the Company to satisfy its obligation under the Credit Agreement to maintain a minimum balance, ranging from $440 million to $450 million throughout the year, of preferred stock, subordinated debt and certain other interest-bearing debt outstanding. As of June 14, 2002, the Company had approximately $459 million of preferred stock, subordinated debentures and other interest bearing debt outstanding.

Several events have occurred recently that significantly impact the Company's business prospects and our ability to meet our payment obligations relating to the securities. As part of a plan designed to strengthen our capital structure and reduce our debt, on March 6, 2002, the Company announced details of a comprehensive plan to refocus capital resources on four selected businesses:
Animal Feed and Nutrition (the principal operation within the Agriculture segment), Energy Products (Energy segment), Produce, and Agricultural Technologies (operations within the Country Products Group segment), and to divest four business operations: Telmark (Leasing segment), Agway Insurance (the principal operation within the Insurance segment), and Agronomy and Seedway (components of the Agriculture segment). In our quarterly report on Form 10-Q for the quarter ended March 31, 2002, we disclosed that we expect the sale of the businesses we intend to divest, to occur at some point prior to March 6, 2003.

As of the date hereof, the process the Company has put in place to sell Agway Insurance, Agronomy and Seedway is moving along on schedule. Of particular note, on June 14, 2002, the Company entered into a definitive agreement to sell all of the issued and outstanding stock of its wholly owned subsidiary, Agway Insurance Company, to United Farm Family Mutual Insurance Company, doing business as Indiana Farm Bureau Insurance in a deal valued at approximately $21 million. Consummation of the transaction is conditioned upon, among other things, approval of the transaction by the New York Insurance Department and satisfaction of the pre-closing covenants contained in the agreement. If all conditions to closing are satisfied, it is expected that the transaction will close prior to the end of this calendar year.

However, with respect to the sale of Telmark (and as disclosed by the Company on May 23, 2002 on Form 8-K), after lengthy negotiations, the Company and a potential buyer were unable to reach final agreement on a sale of Telmark. Although Goldman Sachs & Co. is continuing to assist the Company in exploring strategic alternatives for Telmark, as a result of the failed sale of Telmark the Company did not receive proceeds from that sale in the time frame it expected.

At this stage, the Company cannot predict whether it will be successful in selling all of the businesses that have been identified for divestiture or, if it is successful in such sales, that the proceeds received from such sales will be in an amount sufficient to fully satisfy its liquidity and capital needs. If the sales of the businesses identified for divestiture do not occur or are significantly delayed, the Company's ability to fully satisfy its liquidity and capital needs will be dependent upon the success of its ongoing operations, and financial support from its lenders, other creditors and, when and if the Company commences selling its securities again, its investors. Currently, the Company is not actively raising capital through the sale of securities and does not plan to do so until further progress is made on the plan that the Company announced March 6, 2002. In addition, as discussed in the Company's periodic reports, the Company has reported losses from operations in recent years and has in the past violated certain financial covenants under the Credit Agreement (which violations have been waived and certain covenants amended). As a result, there can be no guarantee that we will meet the covenants contained in the Credit Agreement in the future and the lenders thereunder are under no obligation to waive any such violations.

In particular, while the planned restructuring announced on March 6, 2002 is intended to strengthen the financial condition of the Company, the financial covenants under the agreement for the quarters ended September 30, 2002 through March of 2004, as they presently exist, do not reflect the changes in that business plan and may be very difficult to satisfy given the current level of operating performance of the Company. The Company had expected to negotiate amendments to those covenants after completion of an expected sale of Telmark by June 30, 2002. Since that sale did not occur as expected, the basis for the re-negotiation of covenants has changed.

In addition, the Company's business insurance program is supported in part by financial guarantee surety bonds. The issuer of such bonds has indicated that, due to surety losses incurred by the industry in the last year, re-insurers have withdrawn support of financial guarantee bonds similar to those supporting our insurance program. Our issuer has indicated its desire that we replace financial guarantee surety bonds supporting our insurance program with other forms of collateral. While we are negotiating with them as to the timing of such replacement, they have the right to issue cancellation notices on certain of those bonds at any time. If such cancellation notices were given we would have up to 90 days (or 120 days, in some instances) to replace the bonds before they were drawn upon. If canceled and drawn upon, the issuer could demand payment from us and create an added liquidity demand and a potential default condition under the Credit Agreement that could be adverse to the Company.

While the Company believes it has a good relationship with its lenders and is in communication with them regarding our changed circumstances and capital requirements, there can be no assurance and it is unlikely that between now and September 2002 the Company will renegotiate covenants to levels that reflect the new Company structure and expected results from operations and planned asset dispositions. If the Company violates its financial covenants again or otherwise defaults under its Credit Agreement, the lenders under the Credit Agreement could choose among other options to: 1) waive the violation or default, 2) not waive the violation or default but forgo other actions while the Company works through its March 6, 2002 plan or 3) declare an event of default thereunder and cause all amounts outstanding under the Credit Agreement to become immediately due and payable. A default under our credit agreement could result in our inability to pay principal, interest or dividends on our Senior Debt and/or securities.

In light of these factors, in particular the recent developments relating to the failed negotiations regarding the sale of Telmark, the Board has reassessed the Company's circumstances and believes it is in the best interests of the Company and all of its security holders to suspend voluntary repurchases of its securities effective immediately. At this stage, it cannot be predicted when or if the Company will re-commence its voluntary repurchase practice.

BOARD RESTRUCTURING

Two of the Company's directors, John R. Cook and Thomas Hardy, have resigned effective June 12, 2002. In their letters of resignation to the Board, neither Mr. Hardy nor Mr. Cook expressed any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Separately, at its June 12, 2002 meeting, the Company's Board of Directors decided to reduce the size of the Board from seventeen directors to twelve directors, effective as of October 29, 2002. This change reflects the Company's announcement on March 6, 2002 that it will be focusing on fewer businesses in the future and is intended to reduce certain of the Company's administrative costs.

In addition to the resignations noted above, three directors, Robert L. Marshman, Carl D. Smith and Joel L. Wenger, will retire from the Board at the end of their current terms in October 2002.

In view of the Board restructuring and because of the above retirements and resignations, only four directors are standing for election this year.



CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," and "anticipate" and similar expressions identify forward-looking statements.

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       AGWAY INC.
                                                      (Registrant)



Date       JUNE 17, 2002            By            /S/ PETER J. O'NEILL
       -------------------             -----------------------------------------
                                                      Peter J. O'Neill
                                                    Senior Vice President
                                                     Finance & Control
                                             (Principal Financial Officer and
                                                  Chief Accounting Officer)